N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:
August 17, 2007	Investor Relations Dept.
(800) 536-7453
TORCH ENERGY ROYALTY TRUST DECLARES
THIRD QUARTER 2007 DISTRIBUTION
HOUSTON — Torch Energy Royalty Trust (“Trust”) (NYSE: TRU) (www.torchroyalty.com) today announced a cash distribution of 12.2 cents per unit, payable on September 10, 2007 to unitholders of record on August 31, 2007. This cash distribution is attributable to second quarter 2007 production from the underlying properties of the Trust.
Production attributable to the Trust’s net profits interests, excluding the Robinson’s Bend field and infill wells, was 437,329 Mcf of gas and 3,097 Bbls of oil for the second quarter of 2007. Production attributable to the Trust’s net profits interests in the Robinson’s Bend field was 410,302 Mcf of gas for the quarter.
Capital expenditures totaling $134,246 (approximately 1.6 cents per unit) were deducted in calculating net proceeds payable to the Trust during the quarter ended September 30, 2007. Such costs mainly pertain to workovers of certain wells in the Cotton Valley fields. Torch anticipates that additional workovers and recompletions will be performed in future periods in an effort to maximize production attributable to the underlying properties. Such capital expenditures reduce cash distributions paid to the Trust.
The average price attributable to production (excluding the Robinson’s Bend field) during the quarter ended June 30, 2007 was $4.72 per Mcf of gas after deducting gathering fees and $67.92 per Bbl of oil. Because the Trust’s index price for gas exceeded $2.26 per MMBtu during the second quarter, Torch Energy Marketing, Inc. (“TEMI”) was entitled to deduct 50% of such excess (“Sharing Price Adjustment”) in calculating the purchase price for production. The Sharing Price Adjustment for production attributable to the underlying properties in all four fields during the quarter ended June 30, 2007 was $2.1 million. Additionally, TEMI accrues price credits as a result of its obligation to purchase gas for the minimum price of $1.83 per MMBtu. TEMI is entitled to recoup such credits in future periods when the Trust’s index price exceeds the minimum price. As of June 30, 2007, TEMI has no accrued price credits.
The Trust received no payments with respect to the Robinson’s Bend field during the quarter ended September 30, 2007. In calculating Robinson’s Bend field net proceeds pertaining to the quarter ended June 30, 2007 production, gross revenues exceeded costs and expenses by approximately $86,000. However, the Trust will receive no payments for distributions to unitholders with respect to the Robinson’s Bend field until future proceeds exceed the sum of costs and expenses and the cumulative excess of such costs and expenses, including interest (“Robinson’s Bend Field Cumulative Deficit”). The Robinson’s Bend Field Cumulative Deficit pertaining to sales as of June 30, 2007 was approximately $76,000.
The Trust will terminate upon the first to occur of: (i) an affirmative vote of the holders of not less than 66-2/3% of the outstanding units to liquidate the Trust; (ii) such time as the ratio of the cash amounts received by the Trust from the net profits interests to administrative costs of the Trust is less than 1.2 to 1.0 for three consecutive quarters; (iii) March 1 of any year if it is determined that the pre-tax future net cash flows, discounted at 10%, attributable to the estimated net proved reserves of the net profits interests on the preceding December 31, are less than $25.0 million; or (iv) December 31, 2012.
The pre-tax future net cash flows, discounted at 10%, attributable to estimated net proved reserves of the net profits interests as of December 31, 2006 was approximately $26.4 million. Such estimate was prepared pursuant to Securities and Exchange Commission guidelines and utilized an unescalated Henry Hub spot price for natural gas on December 31, 2006 of $5.64 per MMBtu.
As of August 17, 2007, the Trust has not terminated. Upon termination of the Trust, Wilmington Trust Company (“Trustee”) is required to sell the net profits interests. The Trustee shall continue to act as the trustee of the estate of the Trust after termination and shall exercise the powers granted under the trust agreements until its duties have been fully performed and the estate of the Trust finally distributed so that the affairs of the Trust may be liquidated and wound up. No assurances can be given that the Trustee will be able to sell the net profits interests, or the amounts that will be distributed to unitholders following such a sale. Such distributions could be below the market value of the Units. Upon making final distribution to the unitholders and cancellation of the Trust, the Trustee shall not be under any further liability under the trust agreements.
The Trust has received and verified a request by Trust Venture Company, LLC (“Trust Venture”) to Wilmington Trust Company (“Trustee”), not in its individual capacity but as Trustee of the Trust, to call a special meeting of the unitholders. Trust Venture stated that the purpose of such special meeting was to consider and vote upon a proposal to terminate the Trust in accordance with the applicable provisions of the Trust agreements. The Trust is in the process of preparing the notice of the special meeting and information statement and will provide such notice as promptly as practicable to the unitholders.
The Trust’s underlying properties are depleting assets consisting of net profits interests in proved developed oil and gas properties located in Texas, Alabama and Louisiana. Approximately 99% of the estimated reserves are gas.
Torch is a privately held, Houston-based company incorporated in 1981. It is the parent company of Torch Energy TM, Inc., Torch Energy Services Inc., Torch Energy Marketing

Inc., Torch E&P Company and the general partner of Resaca Exploitation, L. P. Torch has a long history of owning, operating and maximizing value from large oil and gas projects. During its history, Torch has been directly responsible for the investment and management of over $3 billion in the energy industry.
Additional Information Concerning Torch, the Administrative Services Provider:
Torch Energy Advisor Incorporated (the administrative service provider of the Trust) and its subsidiaries are a party to an administrative services agreement whereby Torch and its subsidiaries provide certain administrative and related services to the Trust. See Item
13 — Administrative Services Agreement of the Form 10-K and Form 10-K/A for the period ended December 31, 2006. If Torch and its subsidiaries or TEMI were to become unable to meet their obligations to the Trust, such inability might have a material adverse effect on the operations of the Trust.
This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts in this press release, including without limitation, statements about future production, production costs and termination of the Trust, are forward looking statements. No assurances can be given that these forward looking statements will prove to be correct. Factors which could cause such forward looking statements not to be correct include, among others, the cautionary statements set forth in the Trust’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including but not limited to, the volatility of oil and gas prices, future production costs, future oil and gas production quantities, operating hazards and environmental conditions.

TORCH ENERGY ROYALTY TRUST
QUARTER ENDED SEPTEMBER 30, 2007 DISTRIBUTION (1)

	Chalkley,
	Cotton Valley
	and	Robinson’s
	Austin Chalk	Bend
	Fields	Field (2)	Total
MCF Chalkley	239,122	—
Cotton Valley	159,820	—
Austin Chalk	38,387	—
Robinson’s Bend	—	410,302

	437,329	410,302

BBLS Chalkley	1,049	—
Cotton Valley	420	—
Austin Chalk	1,628	—
Robinson’s Bend	—	—

	3,097	—

Average price
Per MCF (after gathering fees)	$4.72	$4.21
Per BBL	$67.92	$0.00
Gas revenues, net of gathering fees	$2,065,336	$1,726,567
Oil revenues	210,350	—

	2,275,686	1,726,567

Lease operating expenses	526,875	1,544,842
Severance taxes	182,642	156,142

	709,517	1,700,984

Net proceeds before capital expenditures	1,566,169	25,583

Capital expenditures	134,246	(60,462)

Net proceeds	1,431,923	86,045
Cumulative Deficit	—	—

	1,431,923	86,045
Net profits percentage	95.00%	n/a

Net profits income	1,360,327	—	1,360,327

Infill Well Proceeds (Cotton Valley Fields)			10,981
General and administrative expenses			(322,108)

Distribution			$1,049,200

Distribution per unit			$0.1220

(1)	The quarter ended September 30, 2007 distribution mainly pertains to production during the quarter ended June 30, 2007.

(2)	The Robinson’s Bend field revenues exceeded costs and expenses during the current quarter by approximately $86,000. However, the Trust will receive no payments for distributions to unitholders with respect to the Robinson’s Bend field until future proceeds exceed the sum of costs and expenses and the cumulative excess of such costs and expenses (“Robinson’s Bend Field Cumulative Deficit”) including interest. The Robinson’s Bend Field Cumulative Deficit (including interest) pertaining to sales as of June 30, 2007 was approximately $76,000.